Investor Contact:	Company Contact:
Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Alan Magerman, Chairman (760)4384004 xenonics@xenonics.com

Xenonics Reports Fiscal 2005
Second Quarter and First Half Results

CARLSBAD, CALIFORNIA — May 16, 2005 — XENONICS HOLDINGS, INC. (AMEX:XNN) today announced financial results for the second quarter and first half of fiscal 2005.

Alan Magerman, Chairman, said, “While the significant progress we are making toward our goal of establishing our NightHunter illumination products as a permanent part of the military arsenal is not evident in our results for the first half, we remain optimistic about our growth opportunity. We expect to win significant orders for NightHunter beginning in the second half of the current fiscal year, and to dramatically expand our addressable market with the launch this summer of our newest product, a unique digital low-light viewing system with the potential to have a major impact on our industry.”

Second Quarter and First Half Financial Results

For the three months ended March 31, 2005, revenue was $80,000 compared to $4,165,000 for the second quarter of fiscal 2004. The net loss for this year’s second quarter was $1,404,000, or $0.10 per share. This compares to net income of $1,004,000, or $0.06 per diluted share, for the same period of the prior year.

For the six months ended March 31, 2005, revenue was $830,000. This compares to revenue of $6,866,000 for the first six months of fiscal 2004. The net loss for this year’s first half was $1,829,000, or $0.13 per share, compared to net income for the same period of the prior year of $1,258,000, or $0.07 per diluted share.

At March 31, 2005, Xenonics reported working capital of $4,084,000. The company has no debt.

Strategic Review

CEO Dick Naughton said, “Approximately 5,000 of our proprietary NightHunters have been deployed by the military since we introduced our patented products just over a year ago. Experience has demonstrated that NightHunters save lives, increase combat effectiveness, and are reliable in the toughest combat conditions. We believe that no other hand-held illumination product available anywhere in the world can match NightHunter’s performance, in either visible or infrared mode. With these proven benefits, we believe that NightHunters should be standard equipment throughout our military. We are vigorously making this case to the appropriate decision-makers in Congress and the Pentagon. This is a lengthy process and the timing is unpredictable, but we are making our voice heard and believe that our efforts will meet with increasing success.

“Nor do our first half results reflect the impact we anticipate of our new low-light digital viewing system. This unique, innovative product offers high resolution in extreme low-light conditions, with up to 20 times zoom capability, digital image processing and capture, and a rapid recharge battery, all in a rugged package small and light enough to be worn on a belt and available at an affordable price. In addition to military applications, we expect that our new NightHunter DVS (for digital viewing system) will create substantial new revenue potential for the company in police, fire and other commercial markets.

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May 16, 2005
Page Two

“We know that effective distribution is crucial to achieving the growth we are striving for, so we are investing in the development of our distribution network. We have already assembled an impressive roster of value-added resellers whose strength in commercial and government markets in the United States and Europe will be important ‘force multipliers’ for sales of all of our products. We are negotiating with additional dealers to expand our reach even further, especially into the largely untapped commercial sector.

“We expect that we will win additional, significant military orders for our NightHunter illumination products. While we vigorously pursue these orders, we also are expanding our market potential with unique new low-light vision products, and building our distribution capability to properly support our products. Our management team is experienced, committed and energized. We are excited by our many opportunities to grow the company and increase shareholder value.”

About NightHunter

Xenonics’ NightHunter illumination systems pack the power of a searchlight into a compact device that can illuminate objects more than a mile away with no “black hole” to obstruct the field of view. NightHunter products set a new performance standard for mission-critical illumination applications ranging from force protection to physical and perimeter security, target identification and designation, surveillance, and search and rescue. NightHunter products provide the critical advantage of seeing the farthest in the dark in both visible and undetectable infrared light, helping defense and security personnel do their difficult jobs better and more safely.

Conference Call

Xenonics has scheduled a conference call today at 11:00 a.m. EDT. A simultaneous webcast can be accessed from: http://phx.corporate-ir.net/playerlink.zhtml?c=146261&s=wm&e=1066921. The webcast is also available at www.earnings.com, under the symbol “XNN”. A replay will be available after 1:00 p.m. EDT at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #21246429, after 1:00 p.m. EDT.

About Xenonics

Xenonics develops and produces advanced, lightweight and compact ultra-high intensity lighting products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency lighting systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-KSB and 10-QSB and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

(tables attached) #3883

XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three months ended		Six months ended
	March 31,		March 31,
$ in thousands, except share amounts	2005	2004	2005	2004
Revenues	$80	$4,165	$830	$6,866

Cost of goods sold	61	2,362	486	4,075

Gross profit	19	1,803	344	2,791

Selling, general and administrative	1,091	704	1,972	1,323
Engineering, research and development	118	19	224	76

(Loss) income from operations	(1,190)	1,080	(1,852)	1,392
Other income (expense), net:
Interest income	6	1	13	1
Interest expense	—	(14)	—	(29)

(Loss) income before provision for income taxes	(1,184)	1,067	(1,839)	1,364
Income tax (benefit) provision	230	63	—	106

Net (loss) income before minority interest	$(1,414)	$1,004	$(1,839)	$1,258
Minority interest	(10)	—	(10)	—

Net (loss) income	$(1,404)	$1,004	$(1,829)	$1,258

Net (loss) income per share:
Basic	$(0.10)	$0.08	$(0.13)	$0.10
Diluted	$(0.10)	$0.06	$(0.13)	$0.07

Weighted average shares outstanding
Basic	14,793	12,948	14,519	12,875
Diluted	14,793	16,580	14,519	17,178

XENONICS HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
$ in thousands, except share amounts
	Mar. 31,	Sep. 30,
Assets	2005	2004
	(unaudited)
Current assets:
Cash	$1,688	$3,269
Accounts receivable, net	6	253
Inventories, net	4,048	922
Other current assets	143	189

Total Current Assets	5,885	4,633

Equipment, furniture and fixtures, net	45	35
Other non-current assets	25	24

Total Assets	$5,955	$4,692

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,681	$1,126
Accrued royalty	—	400
Accrued payroll and related taxes	117	93
Other current liabilities	3	—

Total Current Liabilities	1,801	1,619

Commitments and contingencies
Minority interest	24	—
Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000,000
shares authorized, 0 shares issued and outstanding	—	—
Common shares, $0.001 par value, 50,000,000 and
20,000,000 shares authorized as of 2005 and 2004,
respectively; 14,961,878 shares issued and 14,166,878
issued and outstanding in 2005 and 2004, respectively	15	14
Additional paid-in capital	13,425	10,540
Accumulated deficit	(9,310)	(7,481)
Total Shareholders' Equity	4,130	3,073

Total Liabilities and Shareholders' Equity	$5,955	$4,692